UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2011, Corporate Capital Trust, Inc. (the “Company”) entered into an Amendment 2 (the “Amendment”) to the Expense Support and Conditional Reimbursement Agreement, as previously amended (collectively, the “Expense Support Agreement”) among the Company, CNL Fund Advisors Company and KKR Asset Management LLC (collectively, the “Advisors”). As previously reported, pursuant to the Expense Support Agreement, the Advisors jointly and severally agreed to pay 100% (the “Reimbursement Ratio”) of the Company’s Operating Expenses (as defined) until December 31, 2011 (the “Expense Support Termination Date”).

Effective as of December 31, 2011, the Amendment extends the Expense Support Termination Date from December 31, 2011 to March 31, 2012 and reduces the Reimbursement Ratio to 65%. The Amendment also changed the definition of Operating Expenses from:

“‘Operating Expenses’ for any period means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, including, without limitation, advisory fees payable pursuant to the Advisory Agreements and interest on indebtedness for such period, if any.”

to instead read:

“‘Operating Expenses’ for any period means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, including base advisory fees payable pursuant to the Advisory Agreements, and excluding (i) incentive advisory fees payable pursuant to the Advisory Agreements, (ii) offering and organization expenses, and (iii) all interest costs related to indebtedness for such period, if any.”

No other modifications have been made to the terms and conditions of the Expense Support Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01 of Form 8-K, and the full text of the previously filed Expense Support Agreement.

Item 2.02 Results of Operations and Financial Condition.

(a) In order to continue to maximize cash available for investment during the launch of the Company, the Advisors have provided written notice to the Company of their agreement to continue to waive, until February 29, 2012, all reimbursement of organizational and offering expenses to which they are entitled under the Advisory Agreement and Sub-Advisory Agreement, respectively. Accordingly, the Company will not incur charges for organization and offering expenses through the period ending February 29, 2012.

(b) On December 16, 2011, the Company’s board of directors declared a distribution that represents an annualized distribution yield of 7.0% based on the Company’s current public offering price of $10.25 per share. This declaration extends the previously declared distribution period through March 27, 2012. The distributions are based on weekly record dates between January 3, 2012 through and including March 27, 2012. The distributions will be paid monthly in accordance with the schedule below. The annualized distribution yield should not be interpreted to be a measure of the Company’s current or future performances. It is anticipated that the distributions will be substantially supported by net investment income and realized gains. The sources of distributions will be disclosed in the Company’s regular financial reports.

The record dates and payment dates will be as follows:

Tuesday Distribution Record Date	Wednesday Distribution Payment Date	Wednesday Distribution Reinvestment Date	Distribution Amount Per Share
January 3, 2012	February 1, 2012	February 1, 2012	$0.013798
January 10, 2012	February 1, 2012	February 1, 2012	$0.013798
January 17, 2012	February 1, 2012	February 1, 2012	$0.013798
January 24, 2012	February 1, 2012	February 1, 2012	$0.013798
January 31, 2012	February 1, 2012	February 1, 2012	$0.013798
February 7, 2012	February 29, 2012	February 29, 2012	$0.013798
February 14, 2012	February 29, 2012	February 29, 2012	$0.013798
February 21, 2012	February 29, 2012	February 29, 2012	$0.013798
February 28, 2012	February 29, 2012	February 29, 2012	$0.013798
March 6, 2012	March 28, 2012	March 28, 2012	$0.013798
March 13, 2012	March 28, 2012	March 28, 2012	$0.013798
March 20, 2012	March 28, 2012	March 28, 2012	$0.013798
March 27, 2012	March 28, 2012	March 28, 2012	$0.013798

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment to Expense Support Agreement

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2011	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
Paul S. Saint-Pierre
Chief Financial Officer